UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(D) of the Securities Exchange Act of 1934

February 22, 2008

Date of report (Date of earliest event reported)

IPtimize, Inc.

(Exact name of Registrant as specified in Charter)

Delaware	000-52830	84-1471798
(State of Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification)

2135 South Cherry Street, Suite 200, Denver, CO 80222

(Address of principal executive office, including zip code)

(303) -268-3600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3. Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities

On February 22, 2008, and pursuant to a Bridge Loan Agreement of even date with a group of 14 non-affiliated lenders (the “Bridge Loan Agreement”), the Registrant borrowed an aggregate of $1,650,000 to fund its offering of broadband voice and data services to the cable TV industry (the “Bridge Loan”). The Bridge Loan was represented by a nine month promissory note bearing interest at the rate of 12.99% per annum and convertible into shares of the Registrant’s Common Stock at $.45 per share (the “Note”). In addition to the usual representations and warranties, the Bridge Loan Agreement granted to the Registrant the right to prepay the Loan Amount on 45 days prior written notice at any time after the closing bid price for the Registrant’s Common Stock for 20 consecutive trading days is $1.35 or greater and the minimum average daily trading volume of during such 20 day trading period shall have been 50,000 shares. As additional consideration, the Bridge Loan Agreement, provided that the Note holder’s were to collectively be issued five year warrants to purchase an aggregate of 1,833,333 restricted (i.e., unregistered) shares of the Registrant’s Common Stock at $.45 per share (the “Warrant Shares”). The Registrant agreed to register the Warrant Shares in the first Registration Statement filed by it under the Securities Act of 1933, as amended.

Section 8. Other Events

Item 8.01	Other Events

On February 22, 2008, the Company issued a press release announcing the closing of bridge financing of $1,650,000. A copy of this press release is attached as Exhibit 99.1 hereto. The reader is advised to read the press release in its entirety.

Section 9. Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.16	Bridge Loan Agreement dated February 22, 2008

99.1	Press release dated February 22, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IPTIMIZE, INC.

Date: February 22, 2008	BY:	/s/ Clinton J. Wilson
Clinton J. Wilson, President

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